UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2021, Daniel P. Hansen, Executive Chairman of Summit Hotel Properties, Inc. (the “Company”) notified the Company of his intent to retire from his position as Executive Chairman effective January 1, 2022. Mr. Hansen will continue to serve as a non-employee director on the Board of Directors (“Board”) until his term expires at the Company’s 2022 annual meeting of stockholders. There were no disagreements between Mr. Hansen and the Company.

In connection with Mr. Hansen’s retirement, the Company announced the appointment of Jeffrey W. Jones as non-executive Chairman of the Board, effective January 1, 2022. Mr. Jones joined the Company’s Board of Directors in July 2014 and currently serves as the Lead Independent Director, is chairman of the audit committee and a member of the compensation committee. In addition, he is currently Chairman of the Board of Directors, chairman of the audit committee and a member of the compensation committee for Noodles & Company (NASDAQ: NDLS), a publicly held fast-casual restaurant chain. Mr. Jones also serves on the Board of Directors, is the Lead Independent Director, chairs the audit and finance committee and is a member of the compensation committee for Hershey Entertainment and Resorts, a privately held entertainment and hospitality company. He also serves on the Board of Directors of ClubCorp and is a member of the US Bank Advisory Board. Mr. Jones previously served as the President and Chief Financial Officer of Vail Resorts, Inc. (NYSE: MTN) where he also sat on the company’s Board of Directors.

Item 7.01.	Regulation FD Disclosure

On December 7, 2021, the Company issued a press release announcing the retirement of Daniel P. Hansen as Executive Chairman and the appointment of Jeffrey W. Jones as non-executive Chairman of the Board of the Company effective January 1, 2022.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to entering into the Mutual Release of Claims. Forward-looking statements are based on certain assumptions which can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

99.1         Press release issued on December 7, 2021.

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Chief Risk Officer and Secretary
Dated: December 7, 2021